Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 13, 2026, relating to the financial statements of WaterBridge Equity Finance LLC appearing in the Annual Report on Form 10-K of WaterBridge Infrastructure LLC for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

March 27, 2026